                                                                      EXHIBIT 23

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the  incorporation by reference in the  Registration  Statement of
CepTor  Corporation  (a  development  stage  enterprise)  on Form S-8  [File No.
333-127618]  of our report  which  includes an  explanatory  paragraph as to the
Company's  ability to continue as a going  concern  dated April 10,  2006,  with respect to our  audits of the  financial  statements  of CepTor  Corporation  (a development stage  enterprise)  appearing in the Annual Report on Form 10-KSB of
CepTor  Corporation (a development stage enterprise) for the year ended December
31, 2005.

/s/ Marcum & Kliegman LLP

New York, New York
April 14, 2006